FORM OF ALON USA ENERGY, INC.

AWARD AGREEMENT

Appreciation Rights

Participant:

No. of Appreciation Rights:

Date of Grant:

Under the terms and conditions of the Alon USA Energy, Inc. 2005 Incentive Compensation Plan (the “Plan”), a copy of which has been furnished to the individual whose name is set forth above (the “Participant”) and which is incorporated herein by reference, Alon USA Energy, Inc., a Delaware corporation (the “Company”), grants to the Participant the number of Appreciation Rights with respect to the Company’s Common Stock set forth above. Terms not defined in this Agreement have the meanings set forth in the Plan.

Terms Relating to Appreciation Rights

Each Appreciation Right is granted to the Participant at a Grant Price of $ , which is the Market Value per Share of the Common Stock on the Date of Grant. The Appreciation Rights will vest and become fully exercisable in accordance with the vesting provisions set forth below. The Participant (or the Participant’s legal representative in the event of death or disability) may exercise vested Appreciation Rights in whole or in part for a period of 365 days after the date on which the Appreciation Rights vest (the “Exercise Period”) by giving written notice to the Secretary of the Company specifying the number of Appreciation Rights to be exercised. Such notice will be effective when received by the Secretary of the Company. Each Appreciation Right that is exercised will be settled by issuing to the Participant or the Participant’s legal representative a number of shares of Common Stock equal to the Spread of such Appreciation Right (the excess of the Market Value per Share as of the date immediately prior to the exercise date over the Grant Price) divided by the Market Value per Share of the Common Stock as of the date immediately prior to the exercise date (rounded down to the nearest whole share). In no event may an Appreciation Right be exercised if the Spread is not a positive number. Any vested Appreciation Rights that have not been exercised on the date that is 366 days after the Appreciation Rights vest will expire and cease to be exercisable.

Vesting of Appreciation Rights

The Appreciation Rights granted to the Participant under this Agreement will become vested in accordance with the schedule set forth below, provided the Participant is employed by the Company or a Subsidiary on such date.

Percentage of Vested
Appreciation Rights	On and After
50%	Second Anniversary of Date of Grant

25%	Third Anniversary of Date of Grant

25%	Fourth Anniversary of Date of Grant

Upon termination of Participant’s employment for any reason either by the Participant or the Company other than disability (as determined by the Committee in good faith) or death, (a) any Appreciation Rights which are unvested at the time of such termination will immediately be forfeited and Participant shall have no further rights with respect to such unvested Appreciation Rights, and (b) any Appreciation Rights which are vested but unexercised at the time of such termination will remain exercisable for the duration of the Exercise Period applicable to such vested Appreciation Rights. In the event the Participant terminates employment with the Company by reason of disability (as determined by the Committee in good faith) or death, each Appreciation Right will automatically become 100% vested.

Acceptance by Participant

The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent. This Agreement may be executed simultaneously in multiple counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.

ALON USA ENERGY, INC.

By

Name:
Title:

ACCEPTED:

Signature of Participant